Exhibit 99.1

Truett-Hurst Inc. Announces Appointment of Paul A. Forgue

as Chief Financial Officer and Chief Operating Officer

Healdsburg, California (June 13, 2014) – Truett-Hurst Inc. (NASDAQ: THST), today announced the appointment of Paul A. Forgue as Chief Financial Officer and Chief Operating Officer, effective June 16, 2014. “We are pleased Paul Forgue is joining the Truett-Hurst team,” stated Phil Hurst, Chairman and CEO of Truett-Hurst, Inc. “I’m confident Paul’s depth of experience has given him the knowledge to assist in the management and long term planning for our Company. I’ve known Paul for almost 10 years, and his support in operations will allow me to focus on growing the business.”

Before joining the Company, Mr. Forgue was a Senior Director of Alvarez & Marsal, a global financial advisory services company, where he provided financial and operational leadership including serving as interim CFO in a number of assignments. Prior to Alvarez & Marsal, Mr. Forgue worked with PricewaterhouseCoopers. Mr. Forgue, a longtime resident of Sonoma County, CA, holds a BA degree in Economics from University of Dallas and a MBA degree from Rice University.

Mr. Forgue succeeds James D. Bielenberg who resigned as Chief Financial Officer of the Company, effective June 13, 2014 to pursue other interests. Mr. Hurst said “The Company is very grateful and appreciative of Jim’s efforts as CFO. Jim made a significant contribution over the last two years to the success of Truett-Hurst, including helping the Company through its IPO. We wish him well in his future endeavors.” In order to ensure an orderly transition of his responsibilities, Mr. Bielenberg will assist the Company through the date of the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2014.

About Truett-Hurst Inc.

Truett-Hurst Inc. (NASDAQ: THST, http:www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Our principal executive offices are located at 4035 Westside Road, Healdsburg, California 95448, and our telephone number is 707.431.4423.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine could harm our business; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Truett-Hurst • PO Box 1532 • Healdsburg • CA • 95448
F: 707. 431.4423 • email: ir@truetthurstinc.com